V ARI NETWORK SERVICES, INC.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2013

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On April 26, 2013, ARI Network Services, Inc. (“ARI”) and its wholly-owned subsidiary, Project Viking II Acquisition, Inc. (together with ARI, the “Company”),  entered into a Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (“SVB”), pursuant to which SVB extended to the Company credit facilities consisting of a $3.0 million revolving credit facility with a maturity date of April 26, 2015 and a $4.5 million term loan with a maturity date of April 26, 2018.

The term loan and any loans made under the revolving credit facility accrue interest at a per annum rate equal to one or more of the following as may be selected by the Company:  (a) the one, two or three-month LIBOR Rate (as defined in the Agreement, subject to a floor of 1.00%), plus the Applicable Margin for LIBOR Loans set forth in the chart below, determined based on the most recent senior leverage ratio (total senior indebtedness to EBITDA) calculated by SVB on a quarterly basis (the “Senior Leverage Ratio”); or (b) the Prime rate plus the Applicable Margin for Prime Rate Loans set forth in the chart below determined based on the Senior Leverage Ratio.

Senior Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Prime Rate Loans
≥1.75 to 1.00:	3.25%	1.00%
>1.25 to 1.00 but <1.75 to 1.00:	3.00%	0.75%
≤1.25 to 1.00	2.75%	0.50%

In addition to paying interest on the loans, the Company is required to pay to SVB an unused fee with respect to the revolving facility in an amount equal to the average unused portion of the revolving facility multiplied by 0.25% per annum, payable quarterly in arrears on the first day of each fiscal quarter of the Company, commencing August 1, 2013.

Principal in respect of any loans made under the revolving facility is required to be paid in its entirety on the April 26, 2015.  Principal in respect of the term loan is required to be paid in quarterly installments on the first day of each fiscal quarter of the Company, commencing on August 1, 2013, in accordance with the following table:

First Day of Fiscal Quarter	Required Principal Payment
August 1, 2013 through and including May 1, 2014:	$112,500
August 1, 2014 through and including May 1, 2015:	$168,750
August 1, 2015 through and including February 1, 2018:	$281,250

All remaining principal in respect of the term loan is due and payable on April 26, 2018.  The Company is permitted to prepay all of, but not less than all of, the outstanding principal amount of the term loan upon certain notice to SVB and, in certain circumstances, the payment of a prepayment penalty of up to $90,000.

The Agreement contains covenants that restrict, among other things and subject to certain conditions, the ability of the Company to permit a change of control, incur debt, create liens on its assets, make certain investments, enter into merger or acquisition transactions and make distributions to its shareholders. Financial covenants include a the maintenance of a minimum Senior Leverage Ratio equal to or less than 2.00 to 1.00, and the maintenance of a Fixed Charge Coverage Ratio (as defined in the Agreement) equal to or greater than 1.25 to 1.00. The Agreement also contains customary events of default that, if triggered, could result in an acceleration of the Company’s obligations under the Agreement.  The loans are secured by a first priority security interest in substantially all assets of the Company.

The foregoing description is not intended to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 1.02.

Termination of Material Definitive Agreement.

In connection with its entry into the Loan and Security Agreement described in Item 1.01 hereof, on April 26, 2013, the Company used a portion of the term loan to terminate and repay the $1.5 million revolving credit facility (of which $548,000 of principal was then outstanding) and the $5 million term loan (of which approximately $2.7 million of principal was then outstanding) under that certain Loan and Security Agreement dated as of July 27, 2011, by and between ARI and Fifth Third Bank, as amended.  The Company also used a portion of the term loan to retire and repay the $3.5 million Secured Non-Negotiable Subordinated Promissory Note payable to Michael D. Sifen, Inc., as amended (of which $700,000 of principal was then outstanding), issued by ARI on November 28, 2012 in connection with the acquisition of substantially all of certain assets of Fifty Below Sales & Marketing, Inc.  No penalties were incurred in connection with the above-described terminations.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 26, 2013, the Company entered into the Agreement with SVB, pursuant to which SVB extended to the Company credit facilities consisting of a $3.0 million revolving credit facility with a maturity date of April 26, 2015 and a $4.5 million term loan with a maturity date of April 26, 2018.  The information set forth above under Item 1.01 is incorporated by reference in this Item 2.03.

Item 3.03

Material Modification to the Rights of Security Holders.

On April 25, 2013, the Company amended the Rights Agreement dated August 7, 2003, between the Company and American Stock Transfer & Trust Company, LLC (as amended, the “Rights Agreement”), and thereby also amended the related preferred share purchase rights thereunder.  The amendment provides that certain institutional investors in ARI’s Common Stock, which are specified in the amendment, will not become an “Acquiring Person,” as defined in the Rights Agreement, so long as such institutional investors are not the Beneficial Owner, as defined in the Rights Agreement, of a percentage of the Common Shares then outstanding in excess of 19.99%.  The amendment was not in response to any takeover proposal for ARI.  The foregoing description is not intended to be complete and is qualified in its entirety by full text of the Fourth Amendment to Rights Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01

Other Events.

On April 25, 2013, the ARI issued a press release announcing the events described above under Item 1.01.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No	Description
	10.1	Loan and Security Agreement dated as of April 26, 2013 among Silicon Valley Bank, ARI Network Services, Inc. and Project Viking II Acquisition, Inc.
	10.2	Fourth Amendment to Rights Agreement between ARI Network Services, Inc. and American Stock Transfer & Trust Company, LLC, dated as of April 25, 2013
	99.1	Press Release dated April 25, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 29, 2013

ARI NETWORK SERVICES, INC.

By:

/s/ Darin R. Janecek

Darin R. Janecek
Vice President of Finance and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No	Description
10.1	Loan and Security Agreement dated as of April 26, 2013 among Silicon Valley Bank, ARI Network Services, Inc. and Project Viking II Acquisition, Inc.
10.2	Fourth Amendment to Rights Agreement between ARI Network Services, Inc. and American Stock Transfer & Trust Company, LLC, dated as of April 25, 2013
99.1	Press Release dated April 25, 2013